Exhibit 20.2
Page 1 of 3

                     Navistar Financial 1994 - B Owner Trust
                             For the Month of August
                     Distribution Date of September 15, 1997
                            Servicer Certificate #38

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $36,106,487.04
Beginning Pool Factor                                           0.1679139

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,080,343.81
     Interest Collected                                       $263,145.42

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $60,994.70
Total Additional Deposits                                      $60,994.70

Repos / Chargeoffs                                             $45,095.09
Aggregate Number of Notes Charged Off                                  25

Total Available Funds                                       $3,333,346.98

Ending Pool Balance                                        $33,052,185.09
Ending Pool Factor                                              0.1537098

Servicing Fee                                                  $30,088.74

Repayment of Servicer Advances                                 $71,136.95

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,377,376.07
     Target Percentage                                              6.50%
     Target Balance                                                  N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                      ($76,780.60)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.736%
Current Weighted Average Remaining Term (months):                   16.71

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days              $444,263.83      335
                                31 - 60 days             $137,422.40       87
                                60+  days                 $80,885.19       36

     Total:                                              $662,571.42      352

     Balances:                  60+  days                $550,541.70       36

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $18,473.47
+    Excess Serv.                                         $58,307.13
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $4,377,376.07

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  August

                                                                      NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1         CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  6.40%              6.63%

Beginning Pool Balance                          $36,106,487.04
Ending Pool Balance                             $33,052,185.09

Collected Principal                              $3,009,206.86
Collected Interest                                 $263,145.42
Charge - Offs                                       $45,095.09
Liquidation Proceeds / Recoveries                   $60,994.70
Servicing                                           $30,088.74
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,303,258.24

Beginning Balance                               $35,702,762.14      $34,452,433.89      $1,250,328.25

Interest Due                                       $190,649.16         $183,746.31          $6,902.85
Interest Paid                                      $190,649.16         $183,746.31          $6,902.85
Principal Due                                    $3,054,301.95       $2,947,401.38        $106,900.57
Principal Paid                                   $3,054,301.95       $2,947,401.38        $106,900.57

Ending Balance                                  $32,648,460.19      $31,505,032.51      $1,143,427.68
Note / Certificate Pool Factor                                              0.1518             0.1519
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,244,951.11       $3,131,147.69        $113,803.42

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $58,307.13
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,377,376.07
(Release) / Draw                                   ($76,780.60)
Ending Reserve Acct Balance                      $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  August

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                   4                 3                 2                 1
                                              Apr-97              May-97            Jun-97            Jul-97            Aug-97

Beginning Pool Balance                    $49,061,237.52      $45,260,794.01    $42,521,808.43    $38,934,169.80    $36,106,487.04

A)   Loss Trigger:
Principal of Contracts Charged Off            $20,567.09          $3,954.37         $22,643.17        $34,640.48        $45,095.09
Recoveries                                    $77,352.92          $2,923.21              $0.00        $95,536.23        $60,994.70

Total Charged Off (Months 5, 4, 3)            $47,164.63
Total Recoveries (Months 3, 2, 1)            $156,530.93
Net Loss / (Recoveries) for 3 Mos           ($109,366.30)(a)

Total Balance (Months 5, 4, 3)           $136,843,839.96 (b)

Loss Ratio Annualized  [(a/b) * (12)]           -0.9590%

Trigger:  Is Ratio > 1.5%                            No
                                                                                     Jun-97            Jul-97            Aug-97

B)   Delinquency Trigger:                                                          $685,928.55       $438,643.72       $550,541.70
     Balance delinquency 60+ days                                                     1.61312%          1.12663%          1.52477%
     As % of Beginning Pool Balance                                                   1.20949%          1.31145%          1.42151%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                 2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer